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                               [LETTERHEAD]


                                                                 EXHIBIT 23.3


                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-80540, Form S-8 No. 33-93692, and Form S-8 No. 333-03058) of
Sun Healthcare Group, Inc. of our report dated March 8, 1995, except for
Note 16 which is dated March 30, 1995, with respect to the consolidated financial statements of CareerStaff Unlimited, Inc. included in the Annual Report (Form 10-K/A-1) of Sun Healthcare Group, Inc. for the year ended December 31, 1995.


                                                ERNST & YOUNG LLP

Houston, Texas
August 5, 1996